SETTLEMENT AGREEMENT


      This Agreement is being entered into on March 31, 1998 by and among TA Liquidation Corp., a Delaware corporation formerly known as Tommy Armour Golf Company, Tommy Armour Golf (Scotland) Ltd., a company incorporated with limited liability under the laws of Scotland, and USI Canada Inc., an Ontario corporation ("Sellers"); USI American Holdings, Inc., a Delaware corporation ("Shareholder"); and Tommy Armour Golf Company, a Delaware corporation formerly known as TearDrop Acquisition Corp. and TearDrop Golf Company, a Delaware corporation ("Parent").

      The parties recited above are the parties to an Asset Purchase Agreement dated October 31, 1997 (the "Purchase Agreement"). All capitalized terms not defined herein shall have the meanings assigned to them in the Purchase Agreement.

      The Closing was consummated on November 10, 1997. Sellers and Buyer have had disagreements regarding the Final Net Worth and related adjustment of the Purchase Price pursuant to Section 2.2 of the Purchase Agreement, and the parties to the Purchase Agreement now desire to resolve said disagreements, to determine the final Purchase Price adjustment and to provide for certain other matters as set forth herein.

      Therefore, the parties, intending to be legally bound, and in consideration of the mutual agreements set forth herein, hereby agree as follows:

      1. Amendment of Purchase Price. The parties hereby agree that, in lieu of the provisions of Section 2.2 of the Purchase Agreement (Adjustment of Purchase Price) and the related provisions of Section
            2.3 of the Purchase Agreement (Payment of Purchase Price), the Purchase Price as set forth in Section 2.1 of the Purchase Agreement is hereby amended as follows:

            a. The Cash Purchase Price shall be increased from Ten Million Dollars ($10,000,000) to Eleven Million, Six Hundred Thousand Dollars ($11,600,000).

            b. The amount of Common Stock shall be decreased from One Million (1,000,000) shares to One Hundred, Seventy-Five Thousand (175,000) shares.

            c.    The amount of Preferred Stock shall remain unchanged.

      2. Final Purchase Price Determination. The parties agree that the determination of the Purchase Price set forth in Section 1 of this Agreement shall be final and binding on the parties, with the same effect as if an Acceptance Notice had been delivered pursuant to
            Section 2.2(d) and payment had been made in accordance with Sections
            2.2 and 2.3 of the Purchase Agreement. The procedures set forth in
            Section 2.2 of the Purchase Agreement shall be of no further force or effect. Buyer and Parent hereby absolutely, unconditionally and irrevocably release Sellers, Shareholder and the affiliates thereof from and against any and all liabilities or claims of any kind in connection with or related to the Final Balance Sheet, whether asserted or unasserted prior hereto, whether known or unknown, or whether arising prior to or subsequent to this Settlement Agreement. For the avoidance of doubt, the release set forth herein shall be understood to include (without limitation) the obligations of Sellers under the purported agreements with Dr. Gary Wiren and Mr. Lee Elder and any other agreements of the Business for which an accrual could or should have been made on the Final Balance Sheet, which obligations shall be borne by Buyer. The preceding sentence shall not prejudice the rights of Buyer under any provisions of the Purchase Agreement other than Sections 1.5, 2.2 and 2.3 thereof.

      3.    Common Stock. The decrease in the amount of Common Stock pursuant to
            Section 1 shall be accomplished as set forth in this Section. Upon receipt of the payment specified in Section 4 below, Seller shall transmit its share certificate number TG0053, evidencing ownership of 1 million shares of the Parent's common stock, together with an appropriate instrument of assignment to the Parent in respect of the 825,000 shares surrendered hereby, to Continental Stock Transfer & Trust Co., 2 Broadway, New York, New York 10004, as transfer agent. Parent shall cause said transfer agent to issue a replacement certificate in respect of the balance of 175,000 shares of common stock forthwith and deliver said certificate to Seller c/o Steven C. Barre, Associate General Counsel, U.S. Industries, Inc., 101 Wood Avenue South, Iselin, New Jersey 08830. Seller acknowledges that the certificate issued to it will bear the same restrictive legend as is set forth on certificate number TG0053.

      4. Payment . Payment of the One Million, Six Hundred Thousand Dollars ($1,600,000) due to Buyer pursuant to Section 1 of this Agreement shall be made to Sellers on the date hereof by wire transfer of immediately available funds as follows:

                        Chase Manhattan Bank
                        New York, New York
                        ABA #021000021
                        USI American Holdings, Inc.
                        A/C #323-073670

      5. Board Seat. Clause (a) of Section 6.18 of the Purchase Agreement is hereby amended to read as follows:

                  shares of Preferred Stock having a redemption value of the aggregate amount of $5 million or more, Parent will cause a nominee of Sellers ("Nominee") to be elected to the Parent's Board, and

      6. Certificate of Designation - Mandatory Redemption. This paragraph shall apply in the event that, pursuant to the last sentence of
            Article VI(B) of the Certificate of Designation with respect to the Preferred Stock, 60% of certain net cash proceeds are to be applied to the redemption of Preferred Stock. In each such event, Parent shall purchase from Sellers, and Sellers shall sell to Parent, additional shares of Preferred Stock having an aggregate Redemption Price (as defined in the Certificate of Designation) equal to 10% of the applicable net cash proceeds (but in no event more than the remaining shares of Preferred Stock then owned by Sellers), so as to have as nearly as possible the same economic effect as if the two references to "60%" in Article VI(B) were replaced with references to "70%."

      7. Registration Statement. The registration statement contemplated by the Registration Agreement shall be filed with the Securities and Exchange Commission on or before April 20, 1998.

      8. Publicity. The parties shall consult, as contemplated by Section 6.8 of the Purchase Agreement, before issuing any press release or making other disclosure of the terms of this Agreement.

      9. Representations and Warranties. Each of Sellers, USI, Buyer and Parent represents and warrants to the other that:

            a. The execution and delivery of this Agreement and the other documents to be delivered by such party pursuant hereto, and the consummation of the transactions contemplated hereby and thereby, are within the corporate power of such party and have been duly authorized by all necessary corporate proceedings on the part of such party.

            b. Such party is a corporation duly organized and in good standing under the laws of the jurisdiction of its incorporation identified in the first paragraph hereof.

            c. This Agreement and the other documents to be executed by such party pursuant hereto have been duly executed and delivered by such party and constitute its valid and binding obligations and acts, enforceable against such party in accordance with such terms.

            d. The execution and delivery of this Agreement and the other documents to be executed by such party pursuant hereto, and the consummation of the transactions contemplated hereby and thereby, do not (and will not, with the giving of notice or the passage of time or both) contravene any of the terms of, constitute an event of default under, or permit the exercise or imposition of any lien pursuant to, such parties constitutive documents or any agreement, security document, license, franchise or other right or undertaking to which such party is a party or by which it is bound.

      10.   Miscellaneous.

            a. This Settlement Agreement shall be binding upon and inure to the benefit of each party hereto and its successors and assigns. This Settlement Agreement is intended to be a complete statement of all the terms of the arrangement between the parties with respect to the matters provided for herein, supercedes any discussions and other communications between the parties with respect to those matters and cannot be changed or terminated orally. Except as amended or modified by this Settlement Agreement, the terms of the Purchase Agreement shall remain in full force and effect.

            b. The Section headings contained herein are for purposes of convenience only and are not intended to define or limit the contents of said paragraphs.

            c. This Agreement may be executed in counterparts, each of which shall be an original, but which together shall constitute one and the same Agreement.

      IN WITNESS WHEREOF, the parties have executed this Agreement on the date first set forth above.


                                    TA LIQUIDATION CORP.

                                    /s/
                                    --------------------------------------
                                    Name:
                                    Title:

                                    TOMMY ARMOUR GOLF (SCOTLAND) LTD.

                                    /s/
                                    --------------------------------------
                                    Name:
                                    Title:


                                    USI CANADA INC.

                                    /s/
                                    --------------------------------------
                                    Name:
                                    Title:


                                    USI AMERICAN HOLDINGS, INC.

                                    /s/
                                    --------------------------------------
                                    Name:
                                    Title:


                                    TOMMY ARMOUR GOLF COMPANY

                                    /s/
                                    --------------------------------------
                                    Name:
                                    Title:


                                    TEARDROP GOLF COMPANY

                                    /s/
                                    --------------------------------------
                                    Name:
                                    Title: